IMMEDIATE RELEASE
December 7, 2016

UNITED NATURAL FOODS, INC. ANNOUNCES FIRST QUARTER FISCAL 2017 RESULTS

Q1 FISCAL 2017 NET SALES INCREASED 9.7% COMPARED TO Q1 FISCAL 2016

Providence, Rhode Island- December 7, 2016 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the "Company" or "UNFI") today reported financial results for the first quarter of fiscal 2017 ended October 29, 2016.

First Quarter Fiscal 2017 Highlights

•
Net sales increased 9.7% to $2.28 billion compared to $2.08 billion for the same period last fiscal year; adjusted net sales increased 12.9%, excluding the year-over-year impact of the previously disclosed termination of a customer distribution contract

•	Gross margin increased 20 basis points to 15.32% compared to the same period last fiscal year

“We are pleased with the progress we have made on our strategic initiatives, including the ongoing integration of our recent acquisitions and the sales reorganization, which was completed at the start of our first quarter,” said Steven L. Spinner, UNFI’s President and Chief Executive Officer. “We believe these initiatives will enable us to continue to execute our strategy of building a national fresh distribution platform and capitalize on growth opportunities with new and existing customers in an operating environment that remains challenging due to deflationary pressures and competition.”

Net sales for the first quarter of fiscal 2017 increased 9.7%, or $201.7 million, to $2.28 billion from $2.08 billion in the first quarter of fiscal 2016. Adjusted net sales for the quarter increased 12.9% compared to the same period last fiscal year, excluding the year-over-year impact of the previously disclosed termination of a customer distribution contract. Net sales were positively impacted by the acquisitions of Haddon House Food Products, Inc., Global Organic/Specialty Source, Inc., Nor-Cal Produce, Inc. and Gourmet Guru, Inc. Due to varying levels of assimilation of these acquisitions, the total financial impact is no longer fully separable.

Gross margin increased 20 basis points to 15.32% for the first quarter of fiscal 2017 compared to 15.12% for the same period last fiscal year. The increase in gross margin was due to the favorable impact of acquisitions completed in the past twelve months. Despite the year-over-year improvement, first quarter fiscal 2017 gross margin continued to face headwinds from moderated supplier promotional activity, competitive pricing pressures and reduced fuel surcharges.

Total operating expenses increased $35.6 million to $295.7 million for the first quarter of fiscal 2017 compared to $260.0 million in the first quarter of fiscal 2016. Total operating expenses were 12.98% of net sales for the first quarter of fiscal 2017, an increase of 46 basis points compared to the same period last fiscal year. The increase was attributable to the acquired businesses, which have higher costs to serve. Total operating expenses for the first quarter of fiscal 2016 included $2.8 million of severance and other transition costs due to the restructuring plan disclosed in the fourth quarter of fiscal 2015 as a result of the termination of the Company's distribution agreement with a customer and $1.8 million of bad debt expense related to outstanding receivables for a customer who declared bankruptcy in the first quarter of fiscal 2016.

Net income for the first quarter of fiscal 2017 decreased $0.9 million, or 3.0%, to $29.2 million, or $0.58 per diluted share, from $30.1 million, or $0.60 per diluted share, for the first quarter of fiscal 2016. Operating income as a percentage of net sales was 2.34% for the first quarter of fiscal 2017, a decrease of 26 basis points compared to the same period last year. Operating income decreased $0.6 million to $53.3 million for the first quarter of fiscal 2017 compared to $53.9 million for the first quarter of fiscal 2016. EBITDA for the first quarter of fiscal 2017 was $74.6 million, an increase of 5.6% from $70.6 million in the same period last year.

Fiscal 2017 Guidance

Guidance for fiscal 2017 remains unchanged from the previous guidance the Company provided on September 12, 2016. For fiscal 2017, ending July 29, 2017, the Company estimates net sales in the range of approximately $9.43 billion to $9.60 billion, an increase of approximately 11.3% to 13.3% over fiscal 2016. The Company estimates GAAP earnings per diluted share for fiscal 2017 in the range of approximately $2.53 to $2.63 compared to fiscal 2016 GAAP earnings per diluted share of $2.50. The Company's guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company's safe harbor statement of the Private Securities Litigation Reform Act of 1995 below.

Conference Call & Webcast

The Company's first quarter fiscal 2017 conference call and audio webcast will be held today, Wednesday, December 7, 2016 at 5:00 p.m. EST. The webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company's website at www.unfi.com. The online archive of the webcast will be available on the Company's website for 30 days.

About United Natural Foods

United Natural Foods, Inc. is celebrating its 40-year anniversary of delivering healthier food options to more people. The Company carries and distributes more than 100,000 products to more than 43,000 customer locations throughout the United States and Canada. United Natural Foods serves a wide variety of sales channels including conventional supermarket chains, natural product superstores, independent retailers, eCommerce and food service.

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

INVESTOR CONTACT:
Halie O'Shea
Director Investor Relations & Corporate Strategy
(401) 528-8634

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on September 28, 2016 and other filings the Company makes with the SEC, and include, but are not limited to, the ability of the Company to retain customers of Haddon House Food Products, Inc. ("Haddon"), Nor-Cal Produce, Inc. ("Nor-Cal"), Global Organic/Specialty Source, Inc. ("Global Organic") and Gourmet Guru, Inc. ("Gourmet Guru") and their affiliated entities that we purchased on terms similar to those in place prior to the Company’s acquisition of these businesses; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the shift in the Company's product mix as a result of its acquisition of Tony's Fine Foods and the resulting lower gross margins on those sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company; the addition or loss of significant customers; volatility in fuel costs; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; consumer demand for natural and organic products outpacing suppliers’ ability to produce those products; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; management's allocation of capital and the timing of capital expenditures; and the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisitions of Tony’s Fine Foods, Global Organic, Nor-Cal, Haddon House, and Gourmet Guru. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release non-GAAP financial measures for adjusted net sales and EBITDA. The non-GAAP measure for adjusted net sales excludes the impact of net sales related to the termination of our distribution agreement with a customer that the Company announced in July 2015. EBITDA excludes depreciation, amortization, other expense and income, net (including interest expense) and taxes. The reconciliations of non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables appearing below. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting these non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual and estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance during the 2017 fiscal year to the comparable periods in the 2016 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data amounts)

	13-Week Period Ended
	October 29, 2016	October 31, 2015
Net sales	$2,278,364	$2,076,649
Cost of sales	1,929,348	1,762,712
Gross profit	349,016	313,937
Operating expenses	295,677	257,224
Restructuring and asset impairment expenses	—	2,809
Total operating expenses	295,677	260,033
Operating income	53,339	53,904
Other expense (income):
Interest expense	4,522	3,748
Interest income	(99)	(152)
Other, net	383	173
Total other expense, net	4,806	3,769
Income before income taxes	48,533	50,135
Provision for income taxes	19,316	20,004
Net income	$29,217	$30,131
Basic per share data:
Net income	$0.58	$0.60
Weighted average basic shares of common stock outstanding	50,475	50,194
Diluted per share data:
Net income	$0.58	$0.60
Weighted average diluted shares of common stock outstanding	50,599	50,313

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except per share amounts)

	October 29, 2016	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$13,556	$18,593
Accounts receivable, net	534,322	489,708
Inventories	1,077,931	1,021,663
Deferred income taxes	35,219	35,228
Prepaid expenses and other current assets	43,530	45,998
Total current assets	1,704,558	1,611,190
Property & equipment, net	608,296	616,605
Goodwill	375,226	366,168
Intangible assets, net	219,467	222,314
Other assets	35,494	35,878
Total assets	$2,943,041	$2,852,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$514,362	$445,430
Accrued expenses and other current liabilities	156,741	162,438
Current portion of long-term debt	11,919	11,854
Total current liabilities	683,022	619,722
Notes payable	421,241	426,519
Deferred income taxes	96,227	95,220
Other long-term liabilities	28,926	29,451
Long-term debt, excluding current portion	161,138	161,739
Total liabilities	1,390,554	1,332,651
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share, authorized 100,000 shares; issued and outstanding 50,581 and 50,383	506	504
Additional paid-in capital	440,237	436,167
Accumulated other comprehensive loss	(22,685)	(22,379)
Retained earnings	1,134,429	1,105,212
Total stockholders’ equity	1,552,487	1,519,504
Total liabilities and stockholders’ equity	$2,943,041	$2,852,155

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	13-Week Period Ended
(In thousands)	October 29, 2016	October 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,217	$30,131
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	21,215	16,704
Share-based compensation	6,653	5,973
Loss on disposals of property and equipment	265	194
Excess tax deficit (benefit) from share-based payment arrangements	1,421	(414)
Provision for doubtful accounts	626	3,207
Non-cash interest income	(96)	(102)
Changes in assets and liabilities, net of acquired businesses:
Accounts receivable	(43,272)	(19,866)
Inventories	(55,127)	(100,387)
Prepaid expenses and other assets	1,581	4,455
Accounts payable	33,913	58,395
Accrued expenses and other liabilities	(3,651)	7,202
Net cash (used in) provided by operating activities	(7,255)	5,492
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,198)	(7,588)
Purchases of acquired businesses, net of cash acquired	(10,074)	(17)
Net cash used in investing activities	(19,272)	(7,605)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(367)	(2,890)
Proceeds from borrowings under revolving credit line	94,356	122,650
Repayments of borrowings under revolving credit line	(99,408)	(169,591)
Increase in bank overdraft	29,787	47,084
Proceeds from exercise of stock options	—	921
Payment of employee restricted stock tax withholdings	(1,160)	(1,576)
Excess tax (deficit) benefit from share-based payment arrangements	(1,421)	414
Capitalized debt issuance costs	(180)	—
Net cash provided by (used in) financing activities	21,607	(2,988)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(117)	14
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,037)	(5,087)
Cash and cash equivalents at beginning of period	18,593	17,380
Cash and cash equivalents at end of period	$13,556	$12,293

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,522	$4,354
Cash paid for federal and state income taxes, net of refunds	$2,873	$1,768

UNITED NATURAL FOODS, INC.

Reconciliation of GAAP Net Sales Growth to Non-GAAP Adjusted Net Sales Growth (unaudited)
(in thousands)
	13-Week Period Ended
	October 29, 2016	October 31, 2015	Percentage Growth
Net sales	$2,278,364	$2,076,649	9.7%
Adjustment (1)	—	(58,439)
Adjusted net sales	$2,278,364	$2,018,210	12.9%

(1) Adjusted to exclude net sales in each period related to a customer distribution contract that was terminated in the first quarter of fiscal 2016.

Reconciliation of Net Income to EBITDA (unaudited)
(in thousands)
	13-Week Period Ended
	October 29, 2016	October 31, 2015	Change
Net income	$29,217	$30,131
Depreciation and amortization	21,215	16,704
Total other expense, net	4,806	3,769
Provision for income taxes	19,316	20,004
EBITDA	$74,554	$70,608	5.6%